As filed with the Securities and Exchange Commission on April 10, 1997.
                                                                Registration No.
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                             ESKIMO PIE CORPORATION
               (Exact name of issuer as specified in its charter)



          VIRGINIA                                        54-0571720
(State or other Jurisdiction of                        (I.R.S. Employer
 Incorporation or Organization)                       Identification No.)

        THOMAS M. MISHOE, JR.                               Copy to:
Chief Financial Officer, Vice President,              JEAN PENICK WATKINS
   Treasurer and Corporate Secretary                Mays & Valentine, L.L.P.
        Eskimo Pie Corporation                   NationsBank Center, 22nd Floor
      901 Moorefield Park Drive                         P. O. Box 11221
          Richmond, VA 23236                        Richmond, VA  23218-1122
            (804) 560-8400                               (804) 697-1297
     (Name, address and telephone
      number of agent for service)


                           901 Moorefield Park Drive
                            Richmond, Virginia 23236
          (Address, of principal executive offices, including zip code)

                ESKIMO PIE CORPORATION 1996 INCENTIVE STOCK PLAN
                      ESKIMO PIE CORPORATION SAVINGS PLAN
              ESKIMO PIE CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                             (Full name of the Plan)


                                ---------------

Approximate date of proposed commencement of sales pursuant to the Plan: Upon effectiveness of this Registration Statement


                                  CALCULATION OF REGISTRATION FEE

         Title of                                   Proposed Maximum    Proposed Maximum      Amount of
      Securities To                Amount to be      Offering Price        Aggregate         Registration
      Be Registered                Registered(1)        Per Share*       Offering Price*         Fee
      -------------                -------------        ----------       ---------------         ---
Common Stock, $1 Par Value (2)       450,000             $12.0625           $5,428,125         $1,645

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of $12.0625 per share, the average of the high and low prices of the shares on April 7, 1997.

(1) This registration statement relates to the registration of shares of the Registrant's Common Stock under the following three plans: (i) 200,000 shares under the Registrant's 1996 Incentive Stock Plan; (ii) 200,000 shares under the Registrant's Savings Plan, and (iii) 50,000 shares under the Registrant's Employee Stock Purchase Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Registrant's Savings Plan.

(2) Also includes associated Series A Junior Participating Preferred Stock Purchase Rights which are not currently separable from the shares of Common Stock and are not currently exercisable.

--------------------------------------------------------------------------------

                                     PART II



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

         The Company will furnish shareholders with annual reports containing audited financial statements and with quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year. Copies of these documents, and any other communications sent to the Company's shareholders generally, also will be furnished to all employees eligible to participate in the Company's 1996 Incentive Stock Plan, the Company's Savings Plan and the Company's Employee Stock Purchase Plan (collectively, the "Plans").

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act" or the "1934 Act"); and

         (b) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A and any amendment or report filed subsequent thereto for the purpose of updating such description.

         All documents filed by the Company and any of the Plans after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the Company's Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Named Experts and Counsel.

         The consolidated financial statements of Eskimo Pie Corporation appearing in Eskimo Pie Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The legality of the Company's Common Stock to be issued or sold by the Company pursuant to the Plans has been passed upon for the Company by Mays & Valentine L.L.P., NationsBank Center, 1111 East Main Street, P. O. Box 1122,
Richmond, Virginia 23219. F. Claiborne Johnston, Jr., a partner at Mays & Valentine L.L.P., serves as a director of the Company.

Item 6.  Indemnification of Directors and Officers.

         As permitted by Virginia law, the Amended and Restated Articles of Incorporation of the Registrant eliminate the liability of officers and directors to the Company or it shareholders for monetary damages except for liabilities resulting from such persons having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Amended and Restated Articles of Incorporation of the Registrant eliminate director and officer liability to the Company or its shareholders to the fullest extent permitted under Virginia corporate law, as now or hereafter in effect.

         Virginia corporate law permits, and the Amended and Restated Articles of Incorporation require, indemnification of the Company's officers and directors against all liabilities imposed or asserted against them by reason of having been an officer or director of the Company (including derivative actions), except in the case of willful misconduct or a knowing violation of the criminal law. The Amended and Restated Articles of Incorporation also permit the Company to indemnify employees or agents of the Company to the same extent as is mandated for officers and directors. The Amended and Restated Articles of Incorporation require indemnification to the fullest extent permitted under Virginia corporate law, as now or hereafter in effect.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         (a)      An index of Exhibits appears at page II-7 hereof.

         (b) The Registrant hereby undertakes to submit the Eskimo Pie Corporation Savings Plan, as amended, to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify such plan.

Item 9.  Undertakings.

                  (1)      The undersigned hereby undertakes:

                           a. To file,  during  any  period  in which  offers or
                  sales are being made, a post-effective amendment to the registration statement.

                                    (i) to include  any  prospectus  required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) to reflect in the  prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                    (iii) to include  any  material  information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           Provided, however, that paragraphs (a)(i) and (a)(ii)
                  do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                           b. That, for the purpose of determining any liability
                  under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           c.  To  remove  from   registration  by  means  of  a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (2) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the provisions set forth in Item 6 or otherwise, the undersigned has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered under the registration statement, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf and on behalf of the Eskimo Pie Corporation Savings Plan, as Plan Administrator, by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 10th day of April, 1997.

                                 ESKIMO PIE CORPORATION



                                 By /s/ Thomas M. Mishoe, Jr.
                                    ---------------------------
                                    Thomas M. Mishoe, Jr.
                                    Chief Financial Officer, Vice President,
                                    Treasurer and Corporate Secretary

                                 ESKIMO PIE CORPORATION
                                 SAVINGS PLAN

                                 By ESKIMO PIE CORPORATION
                                 (As Plan Administrator)


                                 By /s/ Thomas M. Mishoe, Jr.
                                    ---------------------------
                                    Thomas M. Mishoe, Jr.
                                    Chief Financial Officer, Vice President,
                                    Treasurer and Corporate Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 10th day of April, 1997.

        Signature                                    Title
        ---------                                    -----

*/s/   Arnold H. Dreyfuss              Chairman of the Board and Chief
--------------------------------       Executive Officer
       Arnold H. Dreyfuss


*/s/  David B. Kewer                   President and Chief Operating Officer
--------------------------------
      David B. Kewer

/s/   Thomas M. Mishoe, Jr.            Chief Financial Officer, Vice President,
--------------------------------       Treasurer and Corporate Secretary
      Thomas M. Mishoe, Jr.


/s/   William T. Berry, Jr.            Assistant Vice President, Controller
--------------------------------
      William T. Berry, Jr.


*/s/  Terrence D. Daniels              Director
--------------------------------
      Terrence D. Daniels


*/s/  William M. Farris, Jr.           Director
--------------------------------
      William M. Farris, Jr.


*/s/  Wilson H. Flohr, Jr.             Director
--------------------------------
      Wilson H. Flohr, Jr.


*/s/  F. Claiborne Johnston, Jr.       Director
--------------------------------
      F. Claiborne Johnston, Jr.


*/s/  Judith B. McBee                  Director
--------------------------------
      Judith B. McBee



*By:  /s/ Thomas M. Mishoe, Jr.
--------------------------------
       Thomas M. Mishoe, Jr.
       (Attorney-in-Fact)

                                  EXHIBIT INDEX



Exhibit 4(a) Amended and Restated Certificate of Incorporation of Eskimo Pie Corporation, incorporated herein by reference to Exhibit C to the Company's Proxy Statement for its 1996 Annual Meeting of Shareholders.

Exhibit 4(b)                        Amended and  Restated  Bylaws of Eskimo
                                    Pie  Corporation,   incorporated  herein  by
                                    reference  to Exhibit  3.2 of the  Company's
                                    Report  on Form 10-Q for the  quarter  ended
                                    June 30, 1996.

Exhibit 4(c)(i)                     Eskimo   Pie   Corporation    1996 Incentive
                                    Stock Plan, incorporated herein by reference to Exhibit A to the Company's Proxy Statement for its 1996 Annual Meeting of Shareholders.

Exhibit 4(c)(ii) Eskimo Pie Corporation Savings Plan, as amended, filed herewith.

Exhibit 4(c)(iii)                   Eskimo  Pie   Corporation   Employee   Stock
                                    Purchase Plan, filed herewith.

Exhibit 5 Opinion of Mays & Valentine L.L.P. with respect to the validity of the Common Stock, filed herewith.

Exhibit 23(a)                       Consent   of   Mays  &   Valentine   L.L.P.,
                                    contained in their  opinion filed as Exhibit
                                    5 hereto.

Exhibit 23(b)                       Consent  of  Independent  Auditors,  Ernst &
                                    Young LLP, filed herewith.

Exhibit 24 Powers of Attorney of directors and an officer of Eskimo Pie Corporation.